EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Symmetry Holdings Inc.

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 9 to the Registration Statement on Form S-1/A and to the incorporation of our report dated January 3, 2007, on our audit of the financial statements of Symmetry Holdings Inc. for the period from April 26, 2006 (date of inception) through December 31, 2006.

/s/ Miller, Ellin and Company, LLP

Miller, Ellin and Company, LLP

New York, New York

February 26, 2007